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                                                                   Exhibit 4.2.1

                              [filed March 2, 2001]

                            CERTIFICATE OF AMENDMENT
                                       of
                           CERTIFICATE OF DESIGNATIONS

                                       of

                            SERIES A PREFERRED STOCK
                           (Par Value $.01 Per Share)
                                       of
                           BRIGHAM EXPLORATION COMPANY

                          ----------------------------

                             Pursuant to Section 242
             of the General Corporation Law of the State of Delaware

                          ----------------------------

      Brigham Exploration Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

      FIRST: That the Board of Directors of the Corporation, by a unanimous written consent in lieu of special meeting dated March 1, 2001, duly adopted resolutions approving and adopting the amendments set forth below to the Certificate of Designations of Series A Preferred Stock of the Corporation (the "Certificate of Designations"), and that such amendments have been approved and adopted by all existing holders of the Series A Preferred Stock of the Corporation.

      SECOND: That the amendments set forth below have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      THIRD: That the Certificate of Designations is hereby amended as follows:

      A. Section 1 of the Certificate of Designations is hereby replaced in its entirety with the following:

            "Section 1. Designation and Number of Shares of Series A Preferred Stock. There is hereby authorized and established a series of Preferred Stock that shall be designated as "Series A Preferred Stock" (hereinafter referred to as "Series A Preferred"), and the number of shares constituting such series shall be 2,250,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series A Preferred then issued and outstanding, by resolution adopted by the full Board of Directors. The "Stated Value" per share of the Series A Preferred shall be equal to Twenty Dollars ($20.00)."
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      B. The definition of "Warrants" contained in Section 2 of the Certificate of Designations is hereby replaced in its entirety with the following:

            " "Warrants" means (i) the warrants to purchase Common Stock originally issued to DLJ MB Funding III, Inc. and DLJ ESC II, LP on November 1, 2000, pursuant to warrant certificates in the form attached hereto as Exhibit A and/or (ii) the warrants to purchase Common Stock originally issued to DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ MB Funding III, Inc. and DLJ ESC II, LP on or about March 5, 2001, pursuant to warrant certificates in the form attached hereto as Exhibit B."

      C. An Exhibit B to the Certificate of Designations is hereby added thereto, in the form attached hereto as Exhibit B.

      IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed on behalf of the Corporation by its authorized officer, this 2nd day of March, 2001.

                                           BRIGHAM EXPLORATION COMPANY


                                           By: /s/ Karen E. Lynch
                                              ----------------------------------
                                           Name:  Karen E. Lynch
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------